Exhibit 99.1

Real Estate Lending Portfolio Credit Quality and Geographic Distribution

Home Equity Portfolio (1)

	As of /For the Period Ended March 31, 2009
Home Equity Loans & Lines	Home Equity Loans	Home Equity Lines
	(Dollars in millions, except average loan size)
Total loans outstanding	$8,391	$5,574

Average loan size (in thousands) (2)	48	36
Average credit score	722	759

Percentage of total loans	8.4%	5.6%
Percentage that are first mortgages	77.8	25.3
Average loan to value	67.5	66.1

Nonaccrual loans and leases as a percentage of category	1.19	.29
Gross charge-offs as a percentage of category	1.90	1.29

	March 31, 2009
Home Equity Loans and Lines by State	Total Home Equity Loans and Lines Outstanding	Percentage of Total	Nonaccrual as a Percentage of Outstandings	Gross Charge- Offs as a Percentage of Outstandings
	(Dollars in millions)
North Carolina	$4,843	34.7%	.88%	1.22%
Virginia	3,132	22.4	.33	1.28
South Carolina	1,367	9.8	1.35	1.62
Georgia	1,135	8.1	1.01	2.91
Maryland	843	6.0	.32	1.29
West Virginia	830	6.0	.42	.86
Florida	710	5.1	1.92	5.46
Kentucky	586	4.2	.74	.35
Tennessee	410	2.9	1.71	3.91
Washington, D.C.	89.6		1.42	3.15
Other	20.2		.17	—

Total	$13,965	100.0%	.83%	1.66%

NOTES:	(1)	Home equity portfolio consists of consumer real estate secured loans and is a component of direct retail loans that are originated through the BB&T branching network.
	(2)	Home equity lines without an outstanding balance are excluded from this calculation.